BANNER CORPORATION

2023 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

RSU No.: [Client Grant ID]        Grant Date: [Grant Date]

This Award of restricted stock units (“RSUs”) is granted by Banner Corporation (“Company”) to [Participant Name] (“Grantee”) in accordance with the terms of this Restricted Stock Unit Award Agreement (“Agreement”) and subject to the provisions of the Banner Corporation 2023 Omnibus Incentive Plan, as amended from time to time (“Plan”). The Plan is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings given to them in the Plan.

1.RSU Award. The Company makes this Award of [Number of Awards Granted] RSUs to Grantee. These RSUs are subject to forfeiture and to limits on transferability until they vest, as provided in Sections 2-5 of this Agreement and in Article VII of the Plan.
2.Period of Restriction: The RSUs are subject to a Period of Restriction, during which the Grantee shall not vest in the RSUs; provided that the RSUs are subject to earlier vesting in the event of a termination of Continuous Service as provided in Section 4 of this Agreement or a Change in Control as provided in Section 5 of this Agreement. After the Period of Restriction ends with respect to an RSU, such RSU shall be considered vested, except as provided in this Agreement or the Plan. The Period of Restriction ends with respect to the RSUs in accordance with the following schedule:
[Vesting Schedule]
3.Transferability. The Grantee may not sell, assign, transfer, pledge or otherwise encumber any RSUs that have not vested, except in the event of the Grantee’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.
4.Termination of Service. If the Grantee terminates Continuous Service for any reason other than due to the death or Disability of the Grantee, any RSUs that have not vested as of the date of that termination shall be forfeited to the Company. The RSUs never vest in the event of a Termination for Cause. If the Grantee’s Continuous Service terminates on account of the Grantee’s death or Disability, the Period of Restriction for all RSUs that have not vested or been forfeited shall end on the date of that termination of Continuous Service and the Grantee shall then be vested in all of the RSUs.
5.Effect of Change in Control. If a Change in Control occurs prior to the end of a Period of Restriction for RSUs, and the Grantee experiences an Involuntary Separation from Service during the 365-day period following the date of such Change in Control, then the Period of Restriction for any non-vested RSUs shall end on the date of the Grantee’s Involuntary Separation from Service. In addition, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the non-vested RSUs or replace the non-vested RSUs with an award that is determined by the Committee to be at least equivalent in value to such non-vested RSUs on the date of the Change in Control, then the Period of Restriction for such non-vested RSUs shall end on the closing date of the Change in Control.

6.Grantee’s Rights. The Grantee shall be entitled to dividend equivalent payments by the Company with respect to RSUs; provided that the dividend equivalents shall be subject to the same vesting restrictions as the RSUs to which they are attributable. Dividend equivalents on unvested RSUs will be held by the Company and transferred to the Grantee, without interest, on the same date that the RSUs vest and are paid out. Dividend equivalents on RSUs that are forfeited shall be retained by the Company. The Grantee shall have no voting rights as a result of the grant of RSUs. The Company’s obligation to issue Shares is an unfunded and unsecured promise of the Company, and the rights of the Grantee hereunder are no greater than those of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
7.Payout to Grantee. Within 30 days following the date that the RSUs (or applicable portion of the RSUs) first vest, the Grantee will receive payment for the vested RSUs in cash, Shares or a combination thereof, as determined by the Committee in its sole discretion. The Company shall deliver only to the Grantee (or, if applicable, the Grantee’s Beneficiary, estate or Family Member) a certificate or evidence of the issuance of Shares in book-entry form, equal to the aggregate number of vested RSUs credited to the Grantee that will be settled in Shares. To the extent that the Committee decides that the vested RSUs will be settled, in whole or in part, in cash, such cash will be paid to the Grantee (or, if applicable, the Grantee’s Beneficiary, estate or Family Member).
The Company’s obligation to deliver a stock certificate for these Shares, or evidence of the issuance of Shares in book-entry form, can be conditioned upon the receipt of a representation of investment intent from the Grantee (or the Grantee’s Beneficiary, estate or Family Member) in such form as the Committee requires. The Company shall not be required to deliver stock certificates for these Shares, or evidence of the issuance of Shares in book-entry form, prior to: (a) the listing of those Shares on the Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.
8.Adjustments in RSUs. In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of RSUs or class of securities of the Company covered by this Agreement. Any additional RSUs or other securities received by the Grantee as a result of any such adjustment shall be subject to all restrictions and requirements applicable to RSUs that have not vested. The Grantee agrees to execute any documents required by the Committee in connection with an adjustment under this Section 8.
9.Tax Withholding. The Company shall have the power and the right to retain or sell without notice, a sufficient number of those Shares that would otherwise be delivered to the Grantee in settlement of the RSUs to cover the amount required to be withheld for taxes upon the vesting or payout of RSUs. The Company shall have the right to deduct from all dividend equivalents paid with respect to the RSUs or from cash paid in settlement of RSUs the amount of any taxes that the Company is required to withhold.
10.Plan and Committee Decisions are Controlling. This Agreement, the award of RSUs and issuance of Shares and/or other payments upon the payout of the RSUs to the Grantee are subject in all respects to the provisions of the Plan, which are controlling. Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan. All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement, the award of RSUs or the issuance of Shares and/or receipt of other payments upon the payout of the RSUs shall be binding and conclusive upon the Grantee, any Beneficiary of the Grantee or the legal representative thereof. The Grantee acknowledges and agrees that this Award and receipt of any Shares hereunder by any person is subject to (a) Section 12.10 of the Plan, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Company may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.
11.Grantee’s Employment. Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee’s Continuous Service as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services or employment of the Grantee.
12.Amendment. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Grantee without the Grantee’s written consent. To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion but with the permission of the Grantee, to accelerate the vesting of the RSUs or remove any other restrictions imposed on the Grantee with respect to the RSUs, whenever the Committee may determine that such action is appropriate. Notwithstanding the preceding sentence, if this Award is subject to (and not exempt from) Section 409A, then such accelerated vesting shall not accelerate when Shares or other payment would be issued hereunder, except as may be permitted by Section 409A.
13.Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Company.
14.Section 409A. The RSUs are intended to be exempt from Section 409A. Notwithstanding anything herein to the contrary, this Award shall be interpreted, operated and administered in a manner consistent with this intention.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANNER CORPORATION

By
Its

ACCEPTED BY GRANTEE

(Signature)

(Print Name)

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